                                                                     EXHIBIT 1.3

                         FLAG LIMITED AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                                                 ADDITIONS
                                                          -----------------------
                                               BALANCE    CHARGED TO   CHARGED TO                BALANCE
                                              BEGINNING   COSTS AND      OTHER                    END OF
                                              OF PERIOD    EXPENSES     ACCOUNTS    DEDUCTIONS    PERIOD
                                              ---------   ----------   ----------   ----------   --------
                                                                 DOLLARS IN THOUSANDS
Allowance for doubtful accounts
  1998                                         $9,054        1,445            --      (1,869)     $8,630
  1999                                         $8,630           --            --      (1,803)     $6,827
  2000                                         $6,827          102            --      (1,640)     $5,289